Exhibit 99.1
News Release
FIS Reports Second Quarter 2014 Results

•	Revenue of $1.6 billion, up 6 percent for the quarter

•	Adjusted EPS from continuing operations of $0.75, up 6 percent for the quarter

•	$463 million in share repurchases and cash dividends returned to shareholders year to date

JACKSONVILLE, Fla., July 29, 2014 - FIS™ (NYSE:FIS), the world’s largest provider of banking and payments technology solutions, and a global leader in consulting and outsourcing solutions, today announced second quarter revenue increased 6 percent to $1.60 billion compared to $1.51 billion a year earlier. GAAP net earnings from continuing operations attributable to common stockholders increased to $180 million, or $0.62 per diluted share, from $92 million, or $0.31 per diluted share in the prior year quarter.

Non-GAAP adjusted net earnings from continuing operations attributable to common stockholders increased to $217 million in the second quarter 2014 from $210 million in the prior year quarter and adjusted net earnings per diluted share increased 6 percent to $0.75 from $0.71 in the second quarter 2013. Second quarter 2014 non-GAAP adjusted net earnings from continuing operations excludes acquisition-related purchase amortization of $0.13 per share and the prior year quarter excludes debt refinancing and other costs of $0.26 per diluted share and acquisition-related purchase amortization of $0.14 per diluted share. Second quarter 2014 revenue increased 5 percent on an organic basis, which excludes the impact of acquisitions and changes in foreign currency, from the prior year quarter. Adjusted EBITDA increased to $466 million in the second quarter 2014, up 3 percent from $451 million in the prior year period. Adjusted EBITDA margin was 29.2 percent compared to 29.8 percent in the prior year quarter, primarily reflecting a change in revenue mix and increased investment in the global financial institutions market.

“FIS achieved strong results in the second quarter underscored by growth in organic revenue and earnings consistent with our 2014 outlook,” said Frank Martire, chairman and chief executive officer of FIS. “This performance reflects our success in delivering strategic value to our clients with an unmatched value proposition of integrated technology, services and consulting solutions on a global scale. We are excited about the future of our company and remain focused on optimizing our business to drive long-term, profitable growth.”

For the six months ended June 30, 2014, GAAP revenue increased 4 percent to $3.12 billion, from $2.99 billion in the prior year period. GAAP net earnings from continuing operations attributable to common stockholders increased to $336 million, or $1.16 per diluted share, from $241 million, or $0.82 per diluted share, in the prior year period.

Non-GAAP adjusted net earnings from continuing operations attributable to common stockholders increased to $417 million in the first half of 2014, up 6 percent from $393 million in the prior year period. Adjusted net earnings per diluted share increased 8 percent to $1.43 from $1.33 in the first half of 2013. First half 2014 non-GAAP adjusted net earnings from continuing operations excludes acquisition-related purchase amortization of $0.26 per share and includes $0.02 per share related to contract settlement revenue, and the 2013 period excludes debt refinancing and other costs of $0.26 per diluted share, acquisition-related purchase amortization of $0.27 per diluted share and excludes a gain related to the acquisition of mFoundry of $0.02 per diluted share. Adjusted EBITDA for the six months increased 4 percent to $914 million from $880 million in the prior year period. Adjusted EBITDA margin was 29.2 percent compared to 29.4 percent in the prior year period.

Definitions of non-GAAP financial measures and reconciliations of non-GAAP measures to related GAAP measures are provided in subsequent sections of the press release narrative and supplemental schedules.

Segment Information

The following is a review of second quarter 2014 results by segment:

•	Financial Solutions:

Revenue increased 7 percent to $629 million, from $587 million in the second quarter 2013 and increased 6 percent on an organic basis, driven by growth in consulting, professional services and digital banking. Contractual fees related to a client conversion also contributed to the results. Adjusted EBITDA increased 8 percent to $249 million from $231 million in the second quarter 2013, while adjusted EBITDA margin was 39.6 percent compared to 39.4 percent a year earlier.

•	Payment Solutions:

Revenue was $624 million compared to $623 million in the second quarter 2013. Growth in network solutions, bill payment services and image and output solutions was offset primarily by lower termination fees. Adjusted EBITDA was $253 million compared to $263 million in the second quarter of 2013, primarily reflecting lower termination fees and revenue mix. Adjusted EBITDA margin was 40.6 percent compared to 42.2 percent a year earlier.

•	International Solutions:

Revenue increased 14 percent to $347 million from $304 million in the second quarter 2013 and increased 12 percent on an organic basis. Currency impact was immaterial in the quarter. The increase in revenue reflects growth across all major regions. Adjusted EBITDA increased 11 percent to $73 million from $66 million in the second quarter of 2013. Adjusted EBITDA margin was 21.1 percent compared to 21.8 percent a year earlier, primarily reflecting increased investment in the global financial institutions market.

•	Corporate/Other:

Corporate costs totaled $109 million in the second quarter 2014, unchanged from the prior year quarter, reflecting diligent cost management. Interest expense, net of interest income, decreased to $42 million from $49 million in the second quarter 2013, reflecting lower debt costs resulting from debt refinancing in the second quarter of 2013. The effective tax rate was 30.2 percent in the second quarter of 2014 compared to 30.0 percent in the second quarter of 2013, reflecting the favorable resolution of certain tax matters in both periods.

Balance Sheet and Cash Flow

Cash and cash equivalents totaled $794 million as of June 30, 2014 compared to $548 million as of year-end 2013. Debt outstanding totaled $4.9 billion compared to $4.5 billion as of December 31, 2013.

Net cash provided by operations increased to $256 million in the second quarter of 2014 from $157 million in the prior year quarter. Adjusted cash flow from operations was $245 million in the second quarter of 2014 compared to $199 million for the prior year quarter. Capital expenditures totaled $97 million compared to $83 million in the second quarter 2013. Free cash flow increased to $149 million for second quarter of 2014 from $115 million in the 2013 quarter.

FIS repurchased 2.8 million common shares at a total cost of $151 million in the second quarter 2014 and 6.0 million shares at a total cost of $326 million in the first six months of 2014. Approximately $1,674 million remained under the existing share repurchase authorization as of June 30, 2014. The company paid shareholder dividends of $68 million in the second quarter 2014 and $137 million in the first six months of 2014.

2014 Outlook

FIS reiterated its full year 2014 outlook as follows:

•	Organic revenue growth of 4.5 to 6.5 percent

•	EBITDA, as adjusted, growth of 4.5 to 6.5 percent

•	EPS from continuing operations of $3.05 to $3.16, as adjusted, an increase of 8 to 12 percent

•	Free cash flow is expected to approximate adjusted net earnings

Webcast

FIS will host a webcast on July 29, 2014, to discuss second quarter 2014 results beginning at 8:30 a.m. ET. To listen to the live event and to access a supplemental slide presentation, go to the Investor Relations section at www.fisglobal.com and click on “News and Events.” A webcast replay will be available on FIS’ Investor Relations Web site, and a telephone replay will be available through August 12, 2014 by dialing 800.475.6701 (U.S.) or 320.365.3844 (International). The access code is 331212. To access a .PDF version of this release and accompanying financial tables, go to www.investor.fisglobal.com.

Use of Non-GAAP Financial Information

Generally Accepted Accounting Principles (GAAP) is the term used to refer to the standard framework of guidelines for financial accounting. GAAP includes the standards, conventions, and rules accountants follow in recording and summarizing transactions and in the preparation of financial statements. In addition to reporting financial results in accordance with GAAP, the Company has provided non-GAAP financial measures, which it believes are useful to help investors better understand its financial performance, competitive position and prospects for the future. For these reasons, management also uses these measures in part to assess its performance.

These non-GAAP measures include organic revenue, adjusted revenue, EBITDA, adjusted EBITDA and adjusted EBITDA margin, adjusted cash flow from operations, adjusted net earnings (including per share amounts) and free cash flow.

Organic revenue includes reported revenue (adjusted revenue for 2014) plus pre-acquisition revenue for companies acquired during the applicable reporting periods. Organic revenue excludes the impact of foreign currency fluctuation in 2014.

Adjusted revenue (2014) includes reported revenue and is increased by $9 million for a negotiated contract cash settlement for the extinguishment of certain contractual minimums with a reseller. Although the 2014 cash settlement has no contractual performance obligation, under GAAP the cash settlement revenue is amortized in this circumstance over the remaining relationship with the reseller.

EBITDA is earnings from continuing operations before interest, taxes, depreciation and amortization.

Adjusted EBITDA (2014 comparative data) includes the contract cash settlement revenue.

Adjusted EBITDA (2013 comparative data) excludes adjustments related to the 2010 acquisition of Capco.

Adjusted net earnings (2014 comparative data) excludes the after-tax impact of acquisition-related amortization and includes the after-tax impact of adjusted revenue.

Adjusted net earnings (2013 comparative data) excludes the after-tax impact of acquisition related amortization, a net benefit related to a gain on the mFoundry acquisition, debt issuance and refinancing costs and adjustments related to the Capco acquisition.
Adjusted net earnings per diluted share, or adjusted EPS, is equal to adjusted net earnings divided by weighted average diluted shares outstanding.

Adjusted cash flow from operations (2014 comparative data) is GAAP cash flow from operations as adjusted for the net change in settlement assets and obligations and certain payments for contingent purchase price and incentive compensation programs associated with the 2010 acquisition of Capco.

Adjusted cash flow from operations (2013 comparative data) is GAAP cash flow from operations as adjusted for the net change in settlement assets and obligations and excludes the premium paid related to the early redemption of senior notes.

Free cash flow is adjusted operating cash flow less capital expenditures. Free cash flow does not represent our residual cash flow available for discretionary expenditures, since we have mandatory debt service requirements and other non-discretionary expenditures that are not deducted from the measure.

Any non-GAAP measures should be considered in context with the GAAP financial presentation and should not be considered in isolation or as a substitute for GAAP net earnings. Further, FIS’ non-GAAP measures may be calculated differently from similarly titled measures of other companies. Reconciliations of these non-GAAP measures to related GAAP measures are provided in the attached schedules and in the Investor Relations section of the FIS Web site, www.fisglobal.com.

About FIS

FIS is the world’s largest provider of banking and payments technology solutions, and a global leader in consulting and outsourcing solutions. With a long history deeply rooted in the financial services sector, FIS serves more than 14,000 institutions in over 110 countries. Headquartered in Jacksonville, Fla., FIS employs more than 39,000 people worldwide and holds leadership positions in payment processing and banking solutions, providing software, services and outsourcing of the technology that drives financial institutions. First in financial technology, FIS tops the annual FinTech 100 list, is 434 on the Fortune 500 and is a member of Standard & Poor’s 500®Index. For more information about FIS, visit www.fisglobal.com.

Follow us on Facebook (facebook.com/FIStoday) and Twitter (@FISGlobal).

Forward-Looking Statements

This news release and today’s webcast contain “forward-looking statements” within the meaning of the U.S. federal securities laws. Statements that are not historical facts, including statements about future revenue, organic revenue, earnings before interest, taxes, depreciation and amortization (“EBITDA”), earnings per share and margin expansion, as well as other statements about our expectations, hopes, intentions, or strategies regarding the future, are forward-looking statements. These statements relate to future events and our future results, and involve a number of risks and uncertainties. Forward-looking statements are based on management’s beliefs, as well as assumptions made by, and information currently available to, management. Any statements that refer to beliefs, expectations, projections or other characterizations of future events or circumstances and other statements that are not historical facts are forward-looking statements.

Actual results, performance or achievement could differ materially from those contained in these forward-looking statements. The risks and uncertainties that forward-looking statements are subject to include, without limitation:

•
changes in general economic, business and political conditions, including the possibility of intensified international hostilities, acts of terrorism, and changes in either or both the United States and international lending, capital and financial markets;

•	the effect of legislative initiatives or proposals, statutory changes, governmental or other applicable regulations and/or changes in industry requirements, including privacy regulations;

•
the risks of reduction in revenue from the elimination of existing and potential customers due to consolidation in, or new laws or regulations affecting, the banking, retail and financial services industries or due to financial failures or other setbacks suffered by firms in those industries;

•	changes in the growth rates of the markets for our solutions;

•	failures to adapt our solutions to changes in technology or in the marketplace;

•
internal or external security breaches of our systems, including those relating to the theft of personal information and computer viruses affecting our software or platforms, and the reactions of customers, card associations, government regulators and others to any such events;

•	the reaction of our current and potential customers to communications from us or our regulators regarding information security, risk management, internal audit or other matters;

•	competitive pressures on pricing related to our solutions including the ability to attract new, or retain existing, customers;

•	an operational or natural disaster at one of our major operations centers;

•	and other risks detailed in “Risk Factors” and other sections of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013 and other filings with the SEC.

Other unknown or unpredictable factors also could have a material adverse effect on our business, financial condition, results of operations and prospects. Accordingly, readers should not place undue reliance on these forward-looking statements. These forward-looking statements are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. Except as required by applicable law or regulation, we do not undertake (and expressly disclaim) any obligation and do not intend to publicly update or review any of these forward-looking statements, whether as a result of new information, future events or otherwise.

For More Information:

Ellyn Raftery, 904.438.6083	Nancy Murphy, 904.438.6192
Chief Marketing Officer	Senior Vice President
FIS Global Marketing and Communications	FIS Investor Relations
ellyn.raftery@fisglobal.com	nancy.murphy@fisglobal.com

Fidelity National Information Services, Inc.
Earnings Release Supplemental Financial Information
July 29, 2014

Exhibit A	Consolidated Statements of Earnings - Unaudited for the three and six months ended June 30, 2014 and 2013

Exhibit B	Consolidated Balance Sheets - Unaudited as of June 30, 2014 and December 31, 2013

Exhibit C	Consolidated Statements of Cash Flows - Unaudited for the six months ended June 30, 2014 and 2013

Exhibit D	Supplemental Non-GAAP Financial Information - Unaudited for the three and six months ended June 30, 2014 and 2013

Exhibit E	Supplemental GAAP to Non-GAAP Reconciliation - Unaudited for the three and six months ended June 30, 2014 and 2013

FIDELITY NATIONAL INFORMATION SERVICES, INC.
CONSOLIDATED STATEMENTS OF EARNINGS — UNAUDITED
(In millions, except per share data)

				Exhibit A

	Three months ended June 30,		Six months ended June 30,
	2014	2013	2014	2013
Processing and services revenues	$1,599.1	$1,512.8	$3,119.4	$2,990.1
Cost of revenues	1,092.8	1,031.5	2,140.4	2,040.9
Gross profit	506.3	481.3	979.0	949.2
Selling, general and administrative expenses	196.6	232.6	383.2	424.7
Operating income	309.7	248.7	595.8	524.5
Other income (expense):
Interest expense, net	(41.9)	(49.4)	(83.0)	(101.1)
Other income (expense), net	(1.2)	(61.9)	(1.7)	(56.8)
Total other income (expense), net	(43.1)	(111.3)	(84.7)	(157.9)
Earnings from continuing operations before income taxes	266.6	137.4	511.1	366.6
Provision for income taxes	80.4	41.2	161.6	116.6
Earnings from continuing operations, net of tax	186.2	96.2	349.5	250.0
Earnings (loss) from discontinued operations, net of tax	(0.9)	12.8	(3.1)	8.4
Net earnings	185.3	109.0	346.4	258.4
Net earnings attributable to noncontrolling interest	(6.5)	(4.2)	(13.1)	(9.5)
Net earnings attributable to FIS common stockholders	$178.8	$104.8	$333.3	$248.9
Net earnings per share-basic from continuing operations attributable to FIS common stockholders	$0.63	$0.32	$1.17	$0.83
Net earnings (loss) per share-basic from discontinued operations attributable to FIS common stockholders	—	0.04	(0.01)	0.03
Net earnings per share-basic attributable to FIS common stockholders *	$0.63	$0.36	$1.16	$0.86
Weighted average shares outstanding-basic	285.5	289.9	286.7	290.5
Net earnings per share-diluted from continuing operations attributable to FIS common stockholders	$0.62	$0.31	$1.16	$0.82
Net earnings (loss) per share-diluted from discontinued operations attributable to FIS common stockholders	—	0.04	(0.01)	0.03
Net earnings per share-diluted attributable to FIS common stockholders *	$0.62	$0.36	$1.15	$0.84
Weighted average shares outstanding-diluted	289.2	294.3	290.5	294.8
Amounts attributable to FIS common stockholders:
Earnings from continuing operations, net of tax	$179.7	$92.0	$336.4	$240.5
Earnings (loss) from discontinued operations, net of tax	(0.9)	12.8	(3.1)	8.4
Net earnings attributable to FIS common stockholders	$178.8	$104.8	$333.3	$248.9

* Amounts may not sum due to rounding.

FIDELITY NATIONAL INFORMATION SERVICES, INC.
CONSOLIDATED BALANCE SHEETS — UNAUDITED
(In millions, except per share data)

		Exhibit B

	As of	As of
	June 30,	December 31,
	2014	2013
Assets
Current assets:
Cash and cash equivalents	$793.7	$547.5
Settlement deposits	439.5	327.4
Trade receivables, net	1,018.2	987.9
Settlement receivables	262.4	178.2
Other receivables	41.2	62.1
Due from Brazilian venture partner	38.2	35.8
Prepaid expenses and other current assets	167.7	154.1
Deferred income taxes	65.7	58.9
Assets held for sale	8.3	—
Total current assets	2,834.9	2,351.9
Property and equipment, net	459.0	439.0
Goodwill	8,517.7	8,500.0
Intangible assets, net	1,246.5	1,339.3
Computer software, net	869.7	856.5
Deferred contract costs, net	212.2	206.8
Other noncurrent assets	300.8	266.6
Total assets	$14,440.8	$13,960.1

Liabilities and Equity
Current liabilities:
Accounts payable and accrued liabilities	$648.5	$768.0
Settlement payables	730.7	518.6
Deferred revenues	276.0	243.6
Current portion of long-term debt	23.0	128.8
Due to Brazilian venture partner	20.1	13.7
Liabilities held for sale	3.0	—
Total current liabilities	1,701.3	1,672.7
Long-term debt, excluding current portion	4,900.5	4,339.8
Deferred income taxes	816.4	823.6
Due to Brazilian venture partner	32.7	34.5
Deferred revenues	28.2	27.2
Other long-term liabilities	261.6	325.0
Total liabilities	7,740.7	7,222.8
Equity:
FIS stockholders’ equity:
Preferred stock $0.01 par value	—	—
Common stock $0.01 par value	3.9	3.9
Additional paid in capital	7,286.5	7,247.6
Retained earnings	2,538.0	2,341.9
Accumulated other comprehensive earnings (loss)	12.9	(9.9)
Treasury stock $0.01 par value	(3,319.2)	(3,003.0)
Total FIS stockholders’ equity	6,522.1	6,580.5
Noncontrolling interest	178.0	156.8
Total equity	6,700.1	6,737.3
Total liabilities and equity	$14,440.8	$13,960.1

FIDELITY NATIONAL INFORMATION SERVICES, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS — UNAUDITED
(In millions)

		Exhibit C

	Six months ended June 30,
	2014	2013
Cash flows from operating activities:
Net earnings	$346.4	$258.4
Adjustment to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	309.1	305.5
Amortization of debt issue costs	6.7	14.6
Gain on sale of assets	—	(26.8)
Gain on mFoundry	—	(9.2)
Stock-based compensation	26.6	26.4
Deferred income taxes	(19.0)	(24.7)
Excess income tax benefit from exercise of stock options	(10.1)	(14.5)
Other operating activities, net	(1.9)	1.7
Net changes in assets and liabilities, net of effects from acquisitions and foreign currency:
Trade receivables	(22.4)	(26.1)
Settlement activity	15.8	(3.6)
Prepaid expenses and other assets	(35.7)	(60.7)
Deferred contract costs	(40.4)	(37.3)
Deferred revenue	30.9	(26.0)
Accounts payable, accrued liabilities and other liabilities	(126.9)	(12.9)
Net cash provided by operating activities	479.1	364.8

Cash flows from investing activities:
Additions to property and equipment	(77.3)	(59.5)
Additions to computer software	(109.3)	(97.5)
Proceeds from sale of assets	—	26.8
Acquisitions, net of cash acquired and equity investments	(29.0)	(130.1)
Other investing activities, net	9.3	(22.8)
Net cash used in investing activities	(206.3)	(283.1)

Cash flows from financing activities:
Borrowings	4,430.1	7,151.6
Repayment of borrowings and capital lease obligations	(3,976.6)	(6,776.0)
Debt issuance costs	(6.6)	(17.0)
Excess income tax benefit from exercise of stock options	10.1	14.5
Proceeds from exercise of stock options	15.5	72.9
Treasury stock activity	(355.6)	(230.8)
Dividends paid	(137.9)	(127.9)
Other financing activities, net	(18.3)	(11.8)
Net cash (used in) provided by financing activities	(39.3)	75.5

Effect of foreign currency exchange rate changes on cash	12.7	(21.7)

Net increase in cash and cash equivalents	246.2	135.5
Cash and cash equivalents, at beginning of period	547.5	517.6
Cash and cash equivalents, at end of period	$793.7	$653.1

FIDELITY NATIONAL INFORMATION SERVICES, INC.
SUPPLEMENTAL NON-GAAP FINANCIAL INFORMATION — UNAUDITED
(In millions)

					Exhibit D

	Three months ended June 30, 2014
	Financial Solutions	Payment Solutions	International Solutions	Corporate and Other	Consolidated
Processing and services revenue	$629.0	$623.6	$346.8	$(0.3)	$1,599.1
Operating income (loss)	$208.0	$232.9	$51.7	$(182.9)	$309.7
Non-GAAP adjustments:
Purchase price amortization	—	—	—	54.0	54.0
Non-GAAP operating income (loss)	208.0	232.9	51.7	(128.9)	363.7

Depreciation and amortization from continuing operations	41.0	20.5	21.5	19.5	102.5
Adjusted EBITDA	$249.0	$253.4	$73.2	$(109.4)	$466.2

Non-GAAP operating margin	33.1%	37.3%	14.9%	N/M	22.7%

Adjusted EBITDA margin	39.6%	40.6%	21.1%	N/M	29.2%

	Three months ended June 30, 2013
	Financial Solutions	Payment Solutions	International Solutions	Corporate and Other	Consolidated
Processing and services revenue	$587.0	$623.1	$303.8	$(1.1)	$1,512.8
Operating income (loss)	$190.8	$242.8	$47.4	$(232.3)	$248.7
Non-GAAP adjustments:
Capco acquisition adjustment	—	—	—	50.2	50.2
Purchase price amortization	—	—	—	57.3	57.3
Non-GAAP operating income (loss)	190.8	242.8	47.4	(124.8)	356.2
Depreciation and amortization from continuing operations	40.4	20.1	18.7	15.8	95.0
Adjusted EBITDA	$231.2	$262.9	$66.1	$(109.0)	$451.2

Non-GAAP operating margin	32.5%	39.0%	15.6%	N/M	23.5%

Adjusted EBITDA margin	39.4%	42.2%	21.8%	N/M	29.8%

Total revenue growth from prior year period
Three months ended June 30, 2014	7.2%	0.1%	14.2%	N/M	5.7%

FIDELITY NATIONAL INFORMATION SERVICES, INC.
SUPPLEMENTAL NON-GAAP FINANCIAL INFORMATION — UNAUDITED
(In millions)

				Exhibit D (continued)

	Six months ended June 30, 2014
	Financial Solutions	Payment Solutions	International Solutions	Corporate and Other	Consolidated
Processing and services revenue	$1,215.8	$1,243.1	$661.2	$(0.7)	$3,119.4
Non-GAAP adjustments:
Contract settlement	—	9.0	—	—	9.0
Adjusted processing and services revenue	$1,215.8	$1,252.1	$661.2	$(0.7)	$3,128.4
Operating income (loss)	$395.0	$468.4	$93.5	$(361.1)	$595.8
Non-GAAP adjustments:
Contract settlement	—	9.0	—	—	9.0
Purchase price amortization	—	—	0.1	108.8	108.9
Non-GAAP operating income (loss)	395.0	477.4	93.6	(252.3)	713.7

Depreciation and amortization from continuing operations	80.9	40.4	41.0	37.9	200.2
Adjusted EBITDA	$475.9	$517.8	$134.6	$(214.4)	$913.9

Non-GAAP operating margin	32.5%	38.1%	14.2%	N/M	22.8%

Adjusted EBITDA margin	39.1%	41.4%	20.4%	N/M	29.2%

	Six months ended June 30, 2013
	Financial Solutions	Payment Solutions	International Solutions	Corporate and Other	Consolidated
Processing and services revenue	$1,162.3	$1,234.9	$594.7	$(1.8)	$2,990.1
Operating income (loss)	$379.2	$481.3	$88.4	$(424.4)	$524.5
Non-GAAP adjustments:
Capco acquisition adjustment	—	—	—	50.2	50.2
Purchase price amortization	—	—	0.1	117.5	117.6
Non-GAAP operating income (loss)	379.2	481.3	88.5	(256.7)	692.3
Depreciation and amortization from continuing operations	79.6	39.9	37.4	31.0	187.9
Adjusted EBITDA	$458.8	$521.2	$125.9	$(225.7)	$880.2

Non-GAAP operating margin	32.6%	39.0%	14.9%	N/M	23.2%

Adjusted EBITDA margin	39.5%	42.2%	21.2%	N/M	29.4%

Total revenue growth from prior year period
Six months ended June 30, 2014	4.6%	1.4%	11.2%	N/M	4.6%

FIDELITY NATIONAL INFORMATION SERVICES, INC.
SUPPLEMENTAL NON-GAAP ORGANIC REVENUE MEASURES — UNAUDITED
(In millions)

					Exhibit D (continued)

	Three months ended June 30,
	2014			2013
			Constant			Adjusted	Organic
			Currency		In Year	Base	Revenue
	Revenue	FX	Revenue	Revenue	Acquisitions	Revenue	Growth
Financial Solutions	$629.0	$0.6	$629.6	$587.0	$4.5	$591.5	6.4%
Payment Solutions	623.6	0.4	624.0	623.1	—	623.1	0.1%
International Solutions	346.8	0.1	346.9	303.8	5.8	309.6	12.0%
Corporate and Other	(0.3)	—	(0.3)	(1.1)	—	(1.1)	N/M
Total processing and services revenue	$1,599.1	$1.1	$1,600.2	$1,512.8	$10.3	$1,523.1	5.1%

	Six months ended June 30,
	2014			2013
			Constant			Adjusted	Organic
			Currency		In Year	Base	Revenue
	Revenue (1)	FX	Revenue	Revenue	Acquisitions	Revenue	Growth
Financial Solutions	$1,215.8	$1.8	$1,217.6	$1,162.3	$8.3	$1,170.6	4.0%
Payment Solutions	1,252.1	0.9	1,253.0	1,234.9	—	1,234.9	1.5%
International Solutions	661.2	14.1	675.3	594.7	11.6	606.3	11.4%
Corporate and Other	(0.7)	—	(0.7)	(1.8)	—	(1.8)	N/M
Total processing and services revenue	$3,128.4	$16.8	$3,145.2	$2,990.1	$19.9	$3,010.0	4.5%

(1)As adjusted. See note (1) for exhibit E.

FIDELITY NATIONAL INFORMATION SERVICES, INC.
SUPPLEMENTAL NON-GAAP CASH FLOW MEASURES — UNAUDITED
(In millions)

	Exhibit D (continued)

	Three months ended	Six months ended
	June 30, 2014	June 30, 2014
Net cash provided by operating activities	$256.5	$479.1
Non-GAAP adjustments:
Capco acquisition related payments (1)	2.1	30.1
Settlement activity	(13.3)	(15.8)
Adjusted cash flows from operations	245.3	493.4
Capital expenditures	(96.7)	(186.6)
Free cash flow	$148.6	$306.8

	Three months ended	Six months ended
	June 30, 2013	June 30, 2013
Net cash provided by operating activities	$157.3	$364.8
Non-GAAP adjustments:
Settlement activity	(10.3)	3.6
Bond premium payment (2)	51.6	51.6
Adjusted cash flows from operations	198.6	420.0
Capital expenditures	(83.3)	(157.0)
Free cash flow	$115.3	$263.0

(1)
Free cash flow for the three and six months ended June 30, 2014 excludes payments for contingent purchase price and the New Hires and Promotions Incentive Plan associated with the 2010 acquisition of Capco. In accordance with the accounting guidance, contingent purchase price payments are included in other financing activities on the Statement of Cash Flows only to the extent they represent the original liability established at the acquisition date. Payments related to subsequent adjustments to the contingent purchase price are included in the net cash provided by operating activities.

(2)	Free cash flow for the three and six months ended June 30, 2013 is adjusted for the one time bond premium payment on our 2017 senior notes that were redeemed in May 2013.

FIDELITY NATIONAL INFORMATION SERVICES, INC.
SUPPLEMENTAL GAAP TO NON-GAAP RECONCILIATION — UNAUDITED
(In millions)

				Exhibit E

	Three months ended		Six months ended
	June 30,		June 30,
	2014	2013	2014	2013

Net earnings from continuing operations attributable to FIS	$179.7	$92.0	$336.4	$240.5
Plus provision for income taxes	80.4	41.2	161.6	116.6
Interest expense, net	41.9	49.4	83.0	101.1
Other, net	7.7	66.1	14.8	66.3

Operating income	309.7	248.7	595.8	524.5
Non-GAAP adjustments:
Contract settlement	—	—	9.0	—
Capco acquisition adjustment	—	50.2	—	50.2
Purchase price amortization	54.0	57.3	108.9	117.6

Non-GAAP operating income	363.7	356.2	713.7	692.3

Depreciation and amortization from continuing operations	102.5	95.0	200.2	187.9
Adjusted EBITDA	$466.2	$451.2	$913.9	$880.2

FIDELITY NATIONAL INFORMATION SERVICES, INC.
SUPPLEMENTAL GAAP TO NON-GAAP RECONCILIATION — UNAUDITED
(In millions)

		Exhibit E (continued)

	Three months ended June 30, 2014
		Purchase
		Price
	GAAP	Amort. (5)	Non-GAAP
Processing and services revenue	$1,599.1	$—	$1,599.1
Cost of revenues	1,092.8	(54.0)	1,038.8
Gross profit	506.3	54.0	560.3
Selling, general and administrative	196.6	—	196.6
Operating income	309.7	54.0	363.7
Other income (expense):
Interest income (expense), net	(41.9)	—	(41.9)
Other income (expense), net	(1.2)	—	(1.2)
Total other income (expense)	(43.1)	—	(43.1)
Earnings (loss) from continuing operations before income taxes	266.6	54.0	320.6
Provision for income taxes	80.4	16.3	96.7
Earnings (loss) from continuing operations, net of tax	186.2	37.7	223.9
Earnings (loss) from discontinued operations, net of tax (6)	(0.9)	—	(0.9)
Net earnings (loss)	185.3	37.7	223.0
Net (earnings) loss attributable to noncontrolling interest	(6.5)	—	(6.5)
Net earnings (loss) attributable to FIS common stockholders	$178.8	$37.7	$216.5

Amounts attributable to FIS common stockholders
Earnings (loss) from continuing operations, net of tax	$179.7	$37.7	$217.4
Earnings (loss) from discontinued operations, net of tax (6)	(0.9)	—	(0.9)
Net earnings (loss) attributable to FIS common stockholders	$178.8	$37.7	$216.5

Net earnings (loss) per share — diluted from continuing operations attributable to FIS common stockholders*	$0.62	$0.13	$0.75
Weighted average shares outstanding — diluted	289.2	289.2	289.2

Effective tax rate	30%		30%

Supplemental information:
Depreciation and amortization	$156.5	(54.0)	$102.5

Stock compensation expense			$13.3

* Amounts may not sum due to rounding.

See accompanying notes.

FIDELITY NATIONAL INFORMATION SERVICES, INC.
SUPPLEMENTAL GAAP TO NON-GAAP RECONCILIATION — UNAUDITED
(In millions)

				Exhibit E (continued)

	Six months ended June 30, 2014
				Purchase
		Contract		Price
	GAAP	Settlement (1)	Subtotal	Amort. (5)	Non-GAAP
Processing and services revenue	$3,119.4	$9.0	$3,128.4	$—	$3,128.4
Cost of revenues	2,140.4	—	2,140.4	(108.9)	2,031.5
Gross profit	979.0	9.0	988.0	108.9	1,096.9
Selling, general and administrative	383.2	—	383.2	—	383.2
Operating income	595.8	9.0	604.8	108.9	713.7
Other income (expense):
Interest income (expense), net	(83.0)	—	(83.0)	—	(83.0)
Other income (expense), net	(1.7)	—	(1.7)	—	(1.7)
Total other income (expense)	(84.7)	—	(84.7)	—	(84.7)
Earnings (loss) from continuing operations before income taxes	511.1	9.0	520.1	108.9	629.0
Provision for income taxes	161.6	3.0	164.6	34.7	199.3
Earnings (loss) from continuing operations, net of tax	349.5	6.0	355.5	74.2	429.7
Earnings (loss) from discontinued operations, net of tax (6)	(3.1)	—	(3.1)	—	(3.1)
Net earnings (loss)	346.4	6.0	352.4	74.2	426.6
Net (earnings) loss attributable to noncontrolling interest	(13.1)	—	(13.1)	—	(13.1)
Net earnings (loss) attributable to FIS common stockholders	$333.3	$6.0	$339.3	$74.2	$413.5

Amounts attributable to FIS common stockholders
Earnings (loss) from continuing operations, net of tax	$336.4	$6.0	$342.4	$74.2	$416.6
Earnings (loss) from discontinued operations, net of tax (6)	(3.1)	—	(3.1)	—	(3.1)
Net earnings (loss) attributable to FIS common stockholders	$333.3	$6.0	$339.3	$74.2	$413.5

Net earnings (loss) per share — diluted from continuing operations attributable to FIS common stockholders*	$1.16	$0.02	$1.18	$0.26	$1.43
Weighted average shares outstanding — diluted	290.5	290.5	290.5	290.5	290.5

Effective tax rate	32%				32%

Supplemental information:
Depreciation and amortization			$309.1	(108.9)	$200.2

Stock compensation expense					$26.6

* Amounts may not sum due to rounding.

See accompanying notes.

FIDELITY NATIONAL INFORMATION SERVICES, INC.
SUPPLEMENTAL GAAP TO NON-GAAP RECONCILIATION — UNAUDITED
(In millions)

					Exhibit E (continued)

	Three months ended June 30, 2013

		Long-term	Capco		Purchase
		Debt	Acquisition		Price
	GAAP	Refinance (2)	Adjustments (3)	Subtotal	Amort. (5)	Non-GAAP
Processing and services revenue	$1,512.8	$—	$—	$1,512.8	$—	$1,512.8
Cost of revenues	1,031.5	—	(6.3)	1,025.2	(57.3)	967.9
Gross profit	481.3	—	6.3	487.6	57.3	544.9
Selling, general and administrative	232.6	—	(43.9)	188.7	—	188.7
Operating income	248.7	—	50.2	298.9	57.3	356.2
Other income (expense):
Interest income (expense), net	(49.4)	—	—	(49.4)	—	(49.4)
Other income (expense), net	(61.9)	60.9	—	(1.0)	—	(1.0)
Total other income (expense)	(111.3)	60.9	—	(50.4)	—	(50.4)
Earnings (loss) from continuing operations before income taxes	137.4	60.9	50.2	248.5	57.3	305.8
Provision for income taxes	41.2	18.3	15.1	74.6	17.2	91.8
Earnings (loss) from continuing operations, net of tax	96.2	42.6	35.1	173.9	40.1	214.0
Earnings (loss) from discontinued operations, net of tax (6)	12.8	—	—	12.8	—	12.8
Net earnings (loss)	109.0	42.6	35.1	186.7	40.1	226.8
Net (earnings) loss attributable to noncontrolling interest	(4.2)	—	—	(4.2)	—	(4.2)
Net earnings (loss) attributable to FIS common stockholders	$104.8	$42.6	$35.1	$182.5	$40.1	$222.6

Amounts attributable to FIS common stockholders
Earnings (loss) from continuing operations, net of tax	$92.0	$42.6	$35.1	$169.7	$40.1	$209.8
Earnings (loss) from discontinued operations, net of tax (6)	12.8	—	—	12.8	—	12.8
Net earnings (loss) attributable to FIS common stockholders	$104.8	$42.6	$35.1	$182.5	$40.1	$222.6

Net earnings (loss) per share — diluted from continuing operations attributable to FIS common stockholders*	$0.31	$0.14	$0.12	$0.58	$0.14	$0.71
Weighted average shares outstanding — diluted	294.3	294.3	294.3	294.3	294.3	294.3

Effective tax rate	30%					30%

Supplemental information:
Depreciation and amortization				$152.3	(57.3)	$95.0

Stock compensation expense						$13.2
* Amounts may not sum due to rounding.

See accompanying notes.

FIDELITY NATIONAL INFORMATION SERVICES, INC.
SUPPLEMENTAL GAAP TO NON-GAAP RECONCILIATION — UNAUDITED
(In millions)

						Exhibit E (continued)

	Six months ended June 30, 2013

		Long-term	Capco			Purchase
		Debt	Acquisition	Gain on		Price
	GAAP	Refinance (2)	Adjustments (3)	mFoundry (4)	Subtotal	Amort. (5)	Non-GAAP
Processing and services revenue	$2,990.1	$—	$—	$—	$2,990.1	$—	$2,990.1
Cost of revenues	2,040.9	—	(6.3)	—	2,034.6	(117.6)	1,917.0
Gross profit	949.2	—	6.3	—	955.5	117.6	1,073.1
Selling, general and administrative	424.7	—	(43.9)	—	380.8	—	380.8
Operating income	524.5	—	50.2	—	574.7	117.6	692.3
Other income (expense):
Interest income (expense), net	(101.1)	—	—	—	(101.1)	—	(101.1)
Other income (expense), net	(56.8)	60.9	—	(9.2)	(5.1)	—	(5.1)
Total other income (expense)	(157.9)	60.9	—	(9.2)	(106.2)	—	(106.2)
Earnings (loss) from continuing operations before income taxes	366.6	60.9	50.2	(9.2)	468.5	117.6	586.1
Provision for income taxes	116.6	18.3	15.1	(3.0)	147.0	37.0	184.0
Earnings (loss) from continuing operations, net of tax	250.0	42.6	35.1	(6.2)	321.5	80.6	402.1
Earnings (loss) from discontinued operations, net of tax (6)	8.4	—	—	—	8.4	—	8.4
Net earnings (loss)	258.4	42.6	35.1	(6.2)	329.9	80.6	410.5
Net (earnings) loss attributable to noncontrolling interest	(9.5)	—	—	—	(9.5)	—	(9.5)
Net earnings (loss) attributable to FIS common stockholders	$248.9	$42.6	$35.1	$(6.2)	$320.4	$80.6	$401.0

Amounts attributable to FIS common stockholders
Earnings (loss) from continuing operations, net of tax	$240.5	$42.6	$35.1	$(6.2)	$312.0	$80.6	$392.6
Earnings (loss) from discontinued operations, net of tax (6)	8.4	—	—	—	8.4	—	8.4
Net earnings (loss) attributable to FIS common stockholders	$248.9	$42.6	$35.1	$(6.2)	$320.4	$80.6	$401.0

Net earnings (loss) per share — diluted from continuing operations attributable to FIS common stockholders*	$0.82	$0.14	$0.12	$(0.02)	$1.06	$0.27	$1.33
Weighted average shares outstanding — diluted	294.8	294.8	294.8	294.8	294.8	294.8	294.8

Effective tax rate	32%						31%

Supplemental information:
Depreciation and amortization					$305.5	(117.6)	$187.9

Stock compensation expense							$26.4
* Amounts may not sum due to rounding.

See accompanying notes.

FIDELITY NATIONAL INFORMATION SERVICES, INC.
SUPPLEMENTAL GAAP TO NON-GAAP RECONCILIATION — UNAUDITED
(In millions)

Notes to Unaudited - Supplemental GAAP to Non-GAAP Reconciliation for the three and six months ended June 30, 2014 and 2013.

The adjustments are as follows:

(1)
The revenue adjustment in this column represents a cash settlement for the extinguishment of certain contractual minimums with a reseller. Although the 2014 cash settlement has no contract performance obligation, revenue is amortized in this circumstance over the remaining relationship with the reseller.

(2)
This column represents the write-off of certain previously capitalized debt issuance costs and transaction expenses related to refinancing activities undertaken in the second quarter of 2013, including a $51.6 million bond premium incurred as a result of the early redemption of certain debt.

(3)	The adjustment in this column represents an increase in the liability established at the acquisition of Capco for contingent payments based on expected operating performance in 2013 through 2015.

(4)	Gain resulting from the purchase of the remaining shares of mFoundry, Inc., representing the difference between the fair value and carrying value of the minority interest investment previously held.

(5)	This column represents purchase price amortization expense on intangible assets acquired through various Company acquisitions.

(6)
During the 2014 and 2013 periods, certain operations were classified as discontinued. Reporting for discontinued operations classifies revenues and expenses as one line item net of tax in the consolidated statements of earnings. The table below outlines the components of discontinued operations for the periods presented, net of tax. During the second quarter of 2014, management committed to a plan to sell our primary business operations in China because they don't align with our strategic plans. The activity for Fidelity National Participacoes Ltda. ("Participacoes"), our former item processing and remittance services business in Brazil, relates to the ongoing settlement of labor claims as a result of the dismissal of employees in that business. In the second quarter of 2013, we received an earn-out payment related to the 2010 sale of our ClearPar business.

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013

China business line	$(0.4)	$(0.8)	$(2.2)	$(1.3)
ClearPar	—	16.7	—	16.7
Participacoes	(0.5)	(3.1)	(0.9)	(7.0)
Total discontinued operations	$(0.9)	$12.8	$(3.1)	$8.4